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                                                                    EXHIBIT 11.1


                                PAXAR CORPORATION
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS



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
                                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                       1996              1995            1994
                                                                       ----              ----            ----
Net income                                                            $21,804          $15,709          $11,601
                                                                      =======          =======          =======

Earnings per share                                                    $  0.77          $  0.56          $  0.42
                                                                      =======          =======          =======

Earnings per share assuming full dilution                             $  0.77          $  0.56          $  0.42
                                                                      =======          =======          =======

Weighted average number of common shares outstanding                   27,878           27,628           27,113

Common stock equivalents:

 Add: Net shares assumed to be issued for dilutive stock
options                                                                   536              400              310
                                                                      -------          -------          -------

Total weighted average common and common equivalent shares
outstanding                                                            28,414           28,028           27,423
                                                                      =======          =======          =======

Weighted average number of common shares outstanding                   27,878           27,628           27,113

Common stock equivalents, assuming full dilution:

 Add: Net shares assumed to be issued for dilutive stock
options                                                                   646              454              310
                                                                      -------          -------          -------

Total weighted average number of shares outstanding assuming
full dilution                                                          28,524           28,082           27,423
                                                                      =======          =======          =======
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